EXHIBIT 10.44

NON-CALIFORNIA FORM

EMERALD HOLDING, INC.

2017 OMNIBUSEQUITY PLAN

RESTRICTED STOCK UNIT

AWARD AGREEMENT

Pursuant to Section 8 of the 2017 Omnibus Equity Plan (the “Plan”) of Emerald Holding, Inc. (the “Company”), on January 4, 2021 (the “Grant Date”) the Company granted David Doft (the “Recipient”) an award of restricted stock units with respect to the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to the terms and conditions of this agreement between the Company and the Recipient (this “Agreement”). By accepting this award, the Recipient agrees to all of the terms and conditions of this Agreement. By executing this Agreement, the Recipient hereby acknowledges and agrees that, except as otherwise determined by the Committee, this Award is intended to be in lieu of any “Subsequent Annual Equity Grant”awards (as described in the Recipient’s employment agreement) through 2025. The Company and the Recipient understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Recipient being referred to in the Plan as a Participant).

1.
Award and Terms of Restricted Stock Units. The Company awards to the Recipient under the Plan eighty-nine thousand seven hundred (89,700) restricted stock units (the “Award”), subject to the restrictions, conditions and limitations set forth in this Agreement and in the Plan, which is incorporated herein by reference. The Recipient acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Award, and exercises of rights hereunder, shall be retained by the Company.
(a)
Rights under Restricted Stock Units. A restricted stock unit (“RSU”) obligates the Company, upon vesting and in accordance with this Agreement, to issue to the Recipient one share of Common Stock for each RSU.
(b)
Vesting Dates. The RSUs awarded under this Agreement shall initially be 100% unvested and subject to forfeiture. Subject to the flush language of this Section 1(b) and Sections 1(c) and 2 of this Agreement, the RSUs shall vest and be released from the forfeiture provisions in accordance with the following schedule, provided the Recipient has not Terminated prior to the applicable anniversary of the Vesting Commencement Date:
(i)
Prior to the first anniversary of the Vesting Commencement Date, the RSUs will not vest (unless the Committee otherwise so determines in its sole discretion);
(ii)
On the first anniversary of the Vesting Commencement Date but before the second anniversary of the Vesting Commencement Date, 20% of the aggregate number of RSUs will vest;
(iii)
On the second anniversary of the Vesting Commencement Date but before the third anniversary of the Vesting Commencement Date, an additional 20% of the aggregate number of RSUs will vest;
(iv)
On the third anniversary of the Vesting Commencement Date but before the fourth anniversary of the Vesting Commencement Date, an additional 20% of the aggregate number of RSUs will vest;
(v)
On the fourth anniversary of the Vesting Commencement Date, an additional 20% of the aggregate number of RSUs will vest; and

(vi)
On the fifth anniversary of the Vesting Commencement Date, an additional 20% of the aggregate number of RSUs will vest.

For purposes of the foregoing, the “Vesting Commencement Date” shall mean January 5, 2021.

In the event of a Change in Control at any time prior to the fifth anniversary of the Vesting Commencement Date, subject to the Recipient’s continued employment through the date of such Change in Control, the RSUs shall become 100% vested as of immediately prior to such Change in Control. In no event will the RSUs, whether vested or unvested, be terminated in connection with any Corporate Transaction that is not a Change in Control unless they are fully accelerated as of immediately prior to the Corporate Transaction (and treated in accordance with Section 13.1(b)(ii) of the Plan) or continued in accordance with Section 13.1(a) of the Plan (and the requirements set forth herein).

(c)
Forfeiture of RSUs on Termination of Employment.
(i)
Subject to the Change in Control provisions of Section 1(b) and Section 1(c)(ii) herein, if the Recipient Terminates for any reason, all outstanding and unvested RSUs awarded pursuant to this Agreement shall be immediately and automatically forfeited to the Company for no consideration.
(ii)
Upon a termination by the Company other than for “Cause” (as defined below), death or Disability (as defined below) or by the Recipient for “Good Reason” (as defined below), a pro-rated number unvested RSUs then held by the Recipient shall vest, such number to be equal to the number of unvested RSUs that would have become vested in the ordinary course had the Recipient remained employed with the Company for an additional twelve (12) months, multiplied by a fraction, the numerator of which is the number of days the Recipient was employed by the Company from the last vesting date that occurred pursuant to this Agreement (or, in the case of the first vesting tranche, since the Vesting Commencement date) and the denominator of which is 365.
(iii)
Upon a termination for Cause, all outstanding vested and unvested RSUs awarded pursuant to this Agreement shall be immediately and automatically forfeited for no consideration.
(iv)
For purposes of this Agreement, “Cause” shall mean (a) if the Recipient is a party to an employment or a severance agreement with the Company or one of the Subsidiaries in which “Cause” is defined, the occurrence of any circumstances defined as “Cause” in such employment or severance agreement, or (b) if the Recipient is not a party to an employment or severance agreement with the Company or one of the Subsidiaries in which “Cause” is defined, (i) the Recipient’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether under the laws of the United States or any state thereof or any similar foreign law to which the Recipient may be subject, (ii) the Recipient’s being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or any of the Subsidiaries or the performance of the Recipient’s duties, (iii) the Recipient’s willful failure to (A) follow a reasonable and lawful directive of the Company or of the Subsidiary at which he or she is employed or provides services, or of the Board or (B) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary at which he or she is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have an adverse effect (other than a de minimis adverse effect) on the business or financial condition of the Company, (iv) the Recipient’s violation of his or her employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the Recipient is subject, (v) the Recipient’s deliberate and continued failure to perform his or her material duties to the Company or any of its Subsidiaries or (vi) the Recipient’s

violation of the Company’s Code of Business Conduct and Ethics, as it may be amended from time to time.
(v)
For purposes of this Agreement, “Good Reason” shall mean (a) if the Recipient is a party to an employment or a severance agreement with the Company or one of the Subsidiaries in which “Good Reason” is defined, the occurrence of any circumstances defined as “Good Reason” in such employment or severance agreement, or (b) if the Recipient is not a party to an employment or severance agreement with the Company or one of the Subsidiaries in which “Good Reason” is defined, it shall mean one of the following has occurred: (A) any reduction in the Recipient’s base salary or bonus opportunity; (C) the relocation of the Recipient’s principal place of employment that would increase the Recipient’s one-way commute by more than 20 miles; or (D) any material and adverse change in the Recipient’s position, title or status or any change in the Recipient’s job duties, authority or responsibilities to those of lesser status. A termination of employment by the Recipient for Good Reason shall be effectuated by giving the Company written notice of the termination, setting forth the conduct of the Company that constitutes Good Reason, within 60 days of the first date on which the Recipient has knowledge of such conduct. The Recipient shall further provide the Company at least 30 days following the date on which such notice is provided to cure such conduct. Failing such cure, a termination of employment by the Recipient for Good Reason shall be effective on the day following the expiration of such cure period.
(vi)
For purposes of this Agreement, “Disability” shall mean the Recipient is entitled to and has begun to receive long-term disability benefits under the long-term disability plan of the Company in which the Recipient participates, or, if there is no such plan, the Recipient’s inability, due to physical or mental illness, to perform the essential functions of the Recipient’s job, with or without a reasonable accommodation, for 180 days out of any 270 day consecutive day period.
(d)
Restrictions on Transfer. The Recipient may not sell, transfer, assign, pledge or otherwise encumber or dispose of the RSUs other than to the extent permitted by Section 11.2 of the Plan.
(e)
No Shareholder Rights; Extraordinary Dividends. The Recipient shall have no rights as a shareholder with respect to the RSUs or the Common Stock underlying the RSUs until the underlying Common Stock is issued to the Recipient. Notwithstanding the foregoing, in the event that any extraordinary dividend or other extraordinary distribution is made by the Company while the RSUs remain outstanding, the Recipient shall be entitled to receive a “dividend equivalent payment” equal in amount (on a per RSU basis) as the amount paid per share of Common Stock within ten (10) days after such dividend or distribution is paid in the same form or forms that is provided to holders of shares of Common Stock; provided that if such a “dividend equivalent payment” is provided with respect to an unvested RSU, it will be subject to the same vesting schedule that applies to the underlying RSU and payable within ten (10) days after the underlying RSU to which it relates vests.
(f)
Prohibition Against Transfer of Vested RSU Shares.
(i)
The Recipient may not directly or indirectly, sell (including by way of a “net settlement”), transfer, assign, donate, contribute, pledge, hypothecate, encumber or otherwise dispose of (any of the foregoing, a “Transfer”) any Common Stock delivered in settlement of RSUs hereunder (“RSU Shares”) held by the Recipient, or any interest therein, except in accordance with Section 1(f)(ii) or (iii)below or with the prior written consent of the Company authorized by affirmative vote of a majority of the members of the Board. Notwithstanding the foregoing, the sale or transfer (including by way of “broker-assisted sale” or “net settlement”) by the Recipient of RSU Shares in order to satisfy any withholding or other taxes associated with, the settlement of any RSU Shares shall not be deemed to be a Transfer for purposes of this Section 1(f) (and, for the avoidance of doubt, shall not be subject to the limitations set forth in this Section 1(f)).
(ii)
The restrictions contained in Section 1(f)(i) shall not apply with respect to (i) any Transfer of RSU Shares to members of the Optionee’s “Family Group”, (ii) any Transfer of RSU Shares to the Company and (iii) any Transfer of RSU Shares to any Person in connection with a merger, consolidation, acquisition, sale, exchange, recapitalization, reorganization, or similar transaction, in each case as approved by the Board; provided, that the restrictions contained in this Section 1(f) shall continue to be applicable to the RSU Shares after any such Transfer pursuant to clause (i), and provided further that the transferees of such RSU Shares pursuant to clause (i) shall have agreed in writing to be bound by the restrictions contained herein. Any Transfer or attempted Transfer of any RSU Shares in violation of any provision of this Agreement shall be null and void ab initio, and the Company shall not record such Transfer on its books or treat any purported transferee of such RSU Shares as the owner of such shares for any purpose. For purposes of the foregoing, “Family Group” means the Recipient, along with any trust, foundation or similar entity controlled by the Recipient, the only beneficiaries of which, or a corporation, partnership or limited liability company, the only stockholders, limited and/or general partners or members, as the case may be, of which,include only the Recipient, the Recipient’s parents,the Recipient’s spouse,the Recipient’s descendants (whether natural or adopted), and spouses of the Recipient’s descendants.
(iii)
Notwithstanding the provisions of Section 1(f)(i) and (ii), the Recipient may Transfer, at the same time or at any time after the time that Onex Partners V, LP Transfers a corresponding number of its shares, a number of RSU Shares that do not exceed seventy percent (70%) of the aggregate number of RSUs originally granted pursuant to this Agreement multiplied by a percentage equal to a fraction, the numerator of which is, as of any given time (and without double counting), the number of shares of Common Stock disposed of (including, for this purpose,the number of shares of Common Stock into which any other securities Transferred by Onex Partners V, LP could be converted as of an applicable Transfer date) by Onex Partners V, LP between the Grant Date and the date of the Recipient’s proposed sale of RSU Shares and the denominator of which is the number of shares of Common Stock that would have been held by Onex Partners V, LP if it had converted its holdings of preferred stock into Common stock as of the Grant Date.
(iv)
The provisions of this Section 1(f) shall terminate automatically upon the earliest to occur of (i) the second anniversary of the date on which the RSUs become fully vested hereunder, (ii) the death or Disability of the Recipient, (iii) the Termination of the Recipient without Cause (and other than due to death or Disability, in which case clause (ii) shall apply), in which case the provisions of this Section 1(f) shall lapse with respect to the aggregate number of RSU Shares held at the time of such Termination in equal installments on each of the six (6) month anniversary, twelve (12) month anniversary, and eighteen (18) month anniversary of the date of Termination, (iv) a Change in Control (in which case such termination shall occur immediately prior thereto) or (v) the date as of which Onex Partners V, LP no longer holds (either directly or that it may hold if it were to convert its holdings of preferred shares) at least 20% of the number of shares of Common Stock that would have been held by Onex Partners V, LP if it had converted its holdings of preferred stock into Common stock as of November 10, 2020 (disregarding, for purposes of determining whether its holdings are below such threshold, any shares attributable to accreting dividends on its preferred shares or other similar securities).
(g)
Delivery Date for the Shares Underlying the Vested RSU. As soon as practicable, but in no event later than 15 days following a date on which any RSUs vest, the Company will issue to the Recipient the Common Stock underlying the then-vested RSUs, subject to Section 1(h). The shares of Common Stock will be issued in the Recipient’s name or, in the event of the Recipient’s death after the date of vesting but before the date of delivery, in the name of either (i) the beneficiary designated by the Recipient on a form supplied by the Company or (ii) if the Recipient has not designated a beneficiary, the person or persons establishing rights of ownership by will or under the laws of descent and distribution.
(h)
Taxes and Tax Withholding. The Recipient acknowledges and agrees that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended,can or will be made with respect to the RSUs. The Recipient acknowledges that on each date that shares underlying the RSUs are issued to the Recipient (the “Payment Date”), the Fair Market Value on that date of the shares so issued will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on these income amounts. To satisfy the withholding amount (determined in accordance with applicable law, in each case, at up to the maximum statutory withholding rate if so elected by Recipient), the Company will (i) withhold from the shares otherwise issuable upon a Payment Date the number of shares having a Fair Market Value equal to the withholding amount, (ii) arrange a broker-assisted “sell-to-cover” transaction but only if doing so would not have an adverse effect on Recipient pursuant to Section 16(b) of the Exchange Act and the Recipient can otherwise freely trade such shares without restriction upon receipt,or (iii) solely if elected by the Recipient, by the Recipient providing an amount in cash in order to satisfy such withholding amount.
(i)
Not a Contract of Employment. Nothing in the Plan or this Agreement shall confer upon Recipient any right to be continued in the employment of the Company or any Affiliate,or to interfere in any way with the right of the Company or any parent or subsidiary by whom Recipient is employed to Terminate the Recipient’s employment at any time or for any reason, with or without cause, or to decrease Recipient’s compensation or benefits.
2.
Prohibited Conduct.
(a)
Consequences of Prohibited Conduct. In consideration of and as a condition to the grant of the Award, the Recipient agrees to not engage in Prohibited Conduct (as defined in Section 2(b), subject to Section 2(f) hereof). If the Company determines that the Recipient has engaged in any Prohibited Conduct, then, in addition to other available remedies:
(i)
The Recipient shall immediately forfeit all then outstanding unvested RSUs awarded pursuant to this Agreement and shall have no right to receive the underlying shares; and
(ii)
If the Payment Date for any RSUs has occurred, and the Company determines in a writing provided to Recipient that includes reasonable detail on or before the first anniversary of a Vesting Date for such RSUs that the Recipient has engaged in Prohibited Conduct, the Recipient shall repay and transfer to the Company the number of shares of Common Stock issued to the Recipient under this Agreement on that Payment Date (the “Forfeited Shares”) net of applicable withholding taxes. If any Forfeited Shares have been sold by the Recipient (other than to satisfy withholding taxes) prior to the Company’s demand for repayment, the Recipient shall repay to the Company 100% of the proceeds of such sale or sales and a cash payment equal to the applicable employer withholding taxes paid on the Payment Date (if such amount had not been paid in cash by the Recipient when the Payment Date occurred). The Company shall reduce the amount to be repaid by the Recipient to take into account the non-deductibility of such repayment for tax purposes to the Recipient, if applicable.
(b)
Prohibited Conduct. Each of the following constitutes “Prohibited Conduct:
(i)
the Recipient (a) discloses, directly or indirectly, any Proprietary Information (as defined below) to any Person (other than the Company or executives thereof at the time of such disclosure who, in the reasonable judgment of the Recipient, need to know such Proprietary Information or such other Persons to whom the Recipient has been specifically instructed to make disclosure by the Board and in all such cases only to the extent required in the course of the Recipient’s service to the

Company) or (b) uses any Proprietary Information, directly or indirectly, for the Recipient’s own benefit or for the benefit of any other Person that is detrimental to the Company.
(ii)
during the employment of the Recipient and for the 12-month period after the Recipient’s Termination for any reason, whether for compensation or without compensation, directly or indirectly, as an owner, principal, partner, member, shareholder, independent contractor, consultant, joint venture, investor, licensor, lender, employee or in any other capacity whatsoever, alone or in association with any other Person, if the Recipient carries on, is engaged or takes part in, or renders services or advice to, owns, shares in the earnings of, invests in the stocks, bonds or other securities of, or otherwise becomes financially interested in, any business, enterprise or other entity engaged directly or indirectly within the Territory (as defined below) in any Competitive Business (as defined below) activity; provided, however, that the Recipient shall be permitted to acquire a passive stock or equity interest in such a Competitive Business provided the stock or other equity interest acquired is not more than one percent of the outstanding interest in such business.
(iii)
during the employment of the Recipient and for the 12-month period after the Recipient’s Termination for any reason, if the Recipient, directly or indirectly through any officer, director, employee, representative or other agent or otherwise, (i) solicits or does business with any customer or supplier of the Company of whose names he or she was aware during his or her employment term (X) in any manner that interferes with such Person’s financial relationship with the Company, or (Y) in an effort to obtain such Person as a customer, supplier, consultant, salesman, agent or representative to any Competitive Business; or (ii) solicits or interferes with or endeavors to entice away any employee, consultant, officer, director or executive of the Company who was engaged in such relationship with the Company at any time during the Recipient’s employment term, (X) in any manner that interferes with such Person’s employment or consulting relationship with the Company or (Y) in an effort to obtain such Person as a customer, supplier, consultant, salesman, agent or representative to any Competitive Business.
(iv)
The Recipient makes (or causes to be made) to any Person any knowingly disparaging, derogatory or other negative statement about the Company or its affiliates. The foregoing shall not be violated by (a) truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or (b) statements that the Recipient in good faith believes are necessary or appropriate to make in connection with his or her good faith performance of his or her duties to the Company.

For purposes of this Agreement:

“Competitive Business” shall mean any business that is engaged in the operation of business-to-business live events, including trade shows, conferences and hosted buyer events, or related digital media or publications; provided, however, that a business shall be excluded from this definition of Competitive Business upon the direct, written approval of any two of the Company’s CEO, CFO, COO, or General Counsel, in their sole discretion on behalf of the Company (with the approval represented by their signatures on a writing delivered to the Recipient), after a request for approval, in sufficient detail, made by the Recipient prior to Recipient engaging in Prohibited Conduct with respect to such business.

“Proprietary Information” shall mean confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer data and lists, employee data, sources of supply, and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, or any of its Subsidiaries or affiliates, and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its Subsidiaries or affiliates as to which the Recipient may have access, whether conceived or developed by others or by the Recipient alone or with others during the period of service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which (a) are in the public domain during or after the period of service by the Recipient provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Recipient in violation of this Agreement or (b) were known to the Recipient prior to commencing employment with the Company.

“Territory” shall mean the United States of America and every other territory or country where the Company maintains employees, owns property or otherwise conducts business during any time that the Recipient is employed by the Company or owns any shares of Common Stock (or rights to acquire shares of Common Stock).

(c)
Restatement of Financial Statements. In addition to the other provisions in this Section 2, this Agreement, the RSUs and any shares issued under the RSUs shall be subject to any policies of the Company in effect on the Grant Date or adopted by the Company at any time thereafter that provide for forfeiture of the RSUs and recoupment of any shares issued under the RSUs or of any gain received by the Recipient in connection with the sale of shares received in settlement of RSUs in the event of any restatement of the Company’s financial statements.
(d)
Determinations. The Committee shall, in its sole discretion, make all determinations regarding this Section 2, including whether any Prohibited Conduct has occurred, and the determinations by the Committee shall be final and binding on all parties.
(e)
Company and its Affiliates. All references in this Section 2 to the Company shall include the Company or any of its Affiliates.
(f)
Exceptions.
(i)
Notwithstanding the foregoing, nothing in this Section 2 shall prevent the Recipient from disclosing Proprietary Information to the extent required by law. Additionally, nothing in this Section 2 shall preclude the Recipient’s right to communicate, cooperate or file a complaint with any U.S. federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, state or local law or regulation or otherwise make disclosures to any Governmental Entity, in each case, that are protected under the whistleblower or similar provisions of any such law or regulation; provided that in each case such communications and disclosures are consistent with applicable law. Further, nothing in this Section 2 shall preclude the Recipient’s right to receive an award from a Governmental Entity for information provided under any whistleblower or similar program.
(ii)
The Recipient shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. The Recipient shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Recipient files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Recipient may disclose the trade secret to his or her attorney and use the trade secret information in the court proceeding, provided that the Recipient files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
3.
Securities Laws. The obligation of the Company, as applicable, to issue and deliver the RSUs and any shares of Common Stock hereunder shall be subject to all applicable laws, rules and regulations, and such approvals by governmental agencies as may be required. The Recipient hereby agrees not to offer, sell or otherwise attempt to dispose of any shares of Common Stock issued to the Recipient pursuant to this Agreement in any way which would: (x) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law or the laws of any other county) or to amend or supplement any such filing or (y) violate or cause the Company to violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, or any other Federal, state or local law, or the laws of any other country.
4.
Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by e-mail or as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made. If delivered by e-mail or fax, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Any such delivery shall be addressed to the intended recipient at the following addresses (or at such other address for a party as shall be specified by such party by like notice to the other parties):

To the Company:	Emerald Holding, Inc.
100 Broadway, 14th Floor
New York, NY 10005
Attention: Mitchell Gendel
Email: mitch.gendel@emeraldx.com

To the Recipient:	At the most recent address or email contained in the Company’s records.
5.
Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance. Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York in New York County and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert(i) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of New York in New York County, (ii) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (iii) any claim that such court does not have jurisdiction with respect to such litigation. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that either of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any litigation.
6.
Specific Performance. Each of the parties agrees that any breach of the terms of this Agreement will result in irreparable injury and damage to the other party, for which there is no adequate remedy at law. Each of the parties therefore agrees that in the event of a breach or any threat of breach, the other party shall be entitled to an immediate injunction and restraining order to prevent such breach, threatened breach or continued breach, and/or compelling specific performance of the Agreement, without having to prove the inadequacy of money damages as a remedy or balancing the equities between the parties. Such remedies shall be in addition to any other remedies (including monetary damages) to which the other party may be entitled at law or in equity. Each party hereby waives any requirement for the securing or posting of any bond in connection with any such equitable remedy.
7.
Binding Effect. This Agreement shall (subject to the provisions of Section 1(d) hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
8.
Severability. Each provision of this Agreement will be treated as a separate and independent clause and unenforceability of any one clause will in no way impact the enforceability of any other clause. Should any of the provisions of this Agreement be found to be unreasonable or invalid by a court of competent jurisdiction, such provision will be enforceable to the maximum extent enforceable by the law of that jurisdiction.
9.
Amendments and Waivers. Subject to applicable law, this Agreement and any of the provisions hereof may be amended, modified, supplemented or cancelled, in whole or in part, prospectively or retroactively, in each case by the Committee; provided that no such action shall adversely affect the Recipient’s rights under this Agreement without the Recipient’s consent. The waiver by a party hereto of a breach by another party hereto of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other party or as a waiver of any other or subsequent breach by such other party, except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right,power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
10.
Counterparts. This Agreement may be executed by .pdf, electronic signature or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Recipient have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

EMERALD HOLDING, INC.
/s/Mitchell Gendel
Mitchell Gendel
General Counsel and Corporate Secretary

RECIPIENT:
/s/David Doft
David Doft